Exhibit 10.31

REVANCE THERAPEUTICS, INC.
2014 INDUCEMENT PLAN

RESTRICTED STOCK GRANT NOTICE
Revance Therapeutics, Inc. (the “Company”), pursuant to its 2014 Inducement Plan (the “Plan”), hereby awards to Participant as an inducement material to the Participant’s entering into employment with the Company, the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:	__________________________________________________________
Date of Grant:	__________________________________________________________
Vesting Commencement Date:	15th day of the calendar month immediately following the month in which this award is granted
Number of Shares Subject to Award	__________________________________________________________
Consideration	Participant's Future Services

Vesting Schedule:

Vesting Acceleration: Notwithstanding the foregoing, upon the termination without Cause (as such term is defined in the Company’s Employee Equity Vesting Policy) by the Company (or a successor, if appropriate) of Participant’s service as an Employee in connection with or within twelve (12) months following the consummation of a Change in Control, the vesting of this Award shall accelerate in full, effective upon such termination of employment. In the event of a Change in Control, if the Company’s successor does not agree to assume this Award, or to substitute an equivalent award or right for this Award, then the vesting of this Award shall accelerate in full, effective immediately prior to the consummation of such Change in Control.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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REVANCE THERAPEUTICS, INC.	PARTICIPANT:

By:__________________________________________	[Name]
Signature

Title:_________________________________________	_____________________________________________
Signature

Date:_________________________________________	Date:_________________________________________

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REVANCE THERAPEUTICS, INC.
2014 INDUCEMENT PLAN
RESTRICTED STOCK AGREEMENT
Pursuant to the Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your future services, Revance Therapeutics, Inc. (the “Company”) has awarded you (“Participant”) a stock award under its 2014 Inducement Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan shall have the same definitions as in the Plan. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
The details of your Award are as follows:
1.VESTING. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
2.    NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
3.    SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4.    RIGHT OF REACQUISITION.
(a)    The Company shall have the right to reacquire all or any part of the shares received pursuant to your Award (a “Reacquisition Right”) as to the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:
(i)    The Company, shall simultaneously with termination of your Continuous Service automatically reacquire for no consideration (that is, for zero dollars ($0)) all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of

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your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.
(ii)    The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.
(iii)    Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares (which shall be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.
(iv)    If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.
(v)    In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are subject to the Reacquisition Right or continue to be held in the Joint Escrow; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.
5.    RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.
6.    AWARD NOT AN EMPLOYMENT CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.
7.    WITHHOLDING OBLIGATIONS.
(a)    At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local

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and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.
(b)    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.
8.    TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.
9.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
10.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Board in its sole discretion.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
11.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
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This Restricted Stock Agreement shall be deemed to be signed by the Company and Participant upon the acceptance by the Participant of the Restricted Stock Grant Notice.

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JOINT ESCROW INSTRUCTIONS
[Date]
Corporate Secretary
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560

Dear Sir/Madam:
As Escrow Agent for both Revance Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Grant Notice (the “Grant Notice”), dated _______________ to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions. Capitalized terms not explicitly defined in these instructions but defined in the Company’s 2014 Inducement Plan (“Plan”), the Grant Notice, or the Agreement shall have the same definitions as provided therein.
1.    In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of Common Stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2.    At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.
3.    Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney‑in‑fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.
4.    This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company pursuant to the Company’s Reacquisition Right or other forfeiture condition under the Plan.

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5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.
6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney‑in‑fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.    You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.
10.    You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11.    You shall be entitled to employ such legal counsel, including but not limited to Cooley LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney‑in‑fact and agent to the full extent of your appointment.
13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
15.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Revance Therapeutics, Inc
7555 Gateway Boulevard
Newark, California 94560
Attn: [General Counsel]

RECIPIENT:	_________________________________
_________________________________
_________________________________
_________________________________

ESCROW AGENT:	Revance Therapeutics, Inc
7555 Gateway Boulevard
Newark, California 94560
Attn: Corporate Secretary

16.    By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.
17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.
18.    This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

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Very truly yours,

REVANCE THERAPEUTICS, INC

By:

RECIPIENT

______________________________________________________

Name:____________________________________________

ESCROW AGRENT:

____________________________________

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ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Notice and Restricted Stock Agreement (the “Award”), [Participant’s Name] hereby sells, assigns and transfers unto Revance Therapeutics, Inc., a Delaware corporation (“Assignee”) ________________________ (__________) shares of the common stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _____________________ as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Reacquisition Right under the Award.

Dated:___________________________

Signature:_________________________________________
[Participant's Name], Recipient
[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]

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